EXHIBIT 8





                                                March 16, 1998
                                                     12742-40


Meditrust Corporation
197 First Avenue, Suite 300
Needham, MA 02194

Gentlemen:

        You have requested our opinion regarding the federal income taxation of shareholders of Meditrust Corporation, a Delaware corporation (the "REIT"), in connection with the Joint Registration Statement on Form S-3 of the REIT and Meditrust Operating Company, a Delaware corporation (together with the REIT, the "Companies") with respect to the Companies' registration of 8,000,000 shares of paired common stock of the Companies to be offered from time to time by certain selling stockholders as set forth therein (the "Registration Statement"). The facts, as we understand them, and upon which we rely in rendering the opinion expressed herein, are set forth in the Registration Statement.

         Based on such facts, we are of the opinion that the statements contained in the Registration Statement under the caption "Federal Income Tax Considerations," insofar as such statements constitute statements of federal income tax law, are correct in all material respects. No opinion is expressed as to any factual matter or as to any matter not set forth therein. Our opinion is based on our interpretation of the statutes, regulations, decisions and published administrative interpretations in effect on the date hereof, and we can offer no assurance that such statutes, regulations, decisions and published administrative interpretations will not be amended, revoked or modified in a manner that would affect our opinion set forth herein. Further, any variation in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

         We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to


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be used in connection with the offer and sale of the shares of paired common stock only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                                            Very truly yours,



                                            NUTTER, McCLENNEN & FISH, LLP




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